This Agreement shall be provided in accordance with applicable laws and regulations and internal control standards.

Loan Agreement

- Lender -

Institutions specified in Appendix 1

- Borrower -

DAYLI Trinity Holdings, Ltd.

December 17, 2023

0

Loan Agreement

Loan Agreement

Chapter 7 Default	16
Article 7-1 (Events of Default)	16
Article 7-2 (Loss of Benefit of Time)	17

Chapter 8 Others	17
Article 8-1 (Expenses)	17
Article 8-2 (Notification)	18
Article 8-3 (Assignment)	19
Article 8-4 (Confidentiality)	19
Article 8-5 (Retention of Documents)	19
Article 8-6 (Others)	20
Article 8-7 (Governing Law and Jurisdiction)	20

Appendix 1 Lenders and Loan Agreements	1
Appendix 2 Conditions Precedent Documents	2
Appendix 3 Conditions Subsequent Documents	3

Exhibit 1 Drawdown Request (Form)	4
Exhibit 2 Subordination Undertaking (Form)	5

Loan Agreement

Loan Agreement

This Loan Agreement (hereinafter referred to as “this Agreement”) is made and entered into as of December 17, 2024 (the “Effective Date”), by and between the following parties:

Lender	Institutions specified in Appendix 1 (hereinafter be referred to individually as a "Lender" and collectively as “Lenders" as the context may require)

Borrower	DAYLI TRINITY HOLDINGS, Ltd. (the “Borrower”)

The Lender and Borrower are individually referred to as the "Party", and collectively as the "Parties".

The Parties agree to enter into this Agreement under the following terms and conditions:

Chapter 1 General Provisions

Article 1-1 (Definitions)

The terms used in this Agreement shall have the following meanings, unless otherwise defined in this Agreement:

1.
The term “Financial Obligations” as used in this Agreement refers to any of the following debts related to a company:
A.
Debts Related to Deposits or Advances: Any debts arising from deposits or advances of any type that have the effect of debt or borrowings, excluding deposits or advances made by customers during the normal course of business activities
B.
Debts on Securities or Similar Instruments: All debts evidenced by debentures, notes, securities, or certificates of a similar nature, excluding debts shown on notes or similar certificates issued in connection with accounts payable during the ordinary course of business
C.
Interest-Bearing Debts: Debts where interest accrues as a normal consequence of borrowing
D.
Secured Third-Party Financial Obligations: All financial obligations of third parties secured by the company’s assets, limited to the lower of the secured debt amount or, if applicable, the security limit

Loan Agreement

E.
Conditional Sales or Ownership Transfers: Debts arising from conditional sales or other sales of ownership in connection with the company’s assets that have the nature of borrowing, excluding contractual obligations incurred in the ordinary course of business activities.
F.
Deferred Payment Obligations: Debts related to the sale or servicing of assets where payment is deferred for more than ninety (90) days from the usual payment period
G.
Guarantee Obligations: Obligations of the company related to guarantees for the financial obligations of a third party, limited to the extent of the guarantee limit specified in the relevant guarantee contract, if applicable
H.
Financial Lease Obligations: Debts classified as financial leases on the company’s balance sheet. If the Korean corporate accounting standards applicable to the company do not distinguish between financial leases and operating leases, the term refers to all lease-related debts accounted for on the balance sheet
I.
Liability for damages related to guarantees, letters of credit or other certificates issued by banks or financial institutions (except those issued in connection with payment obligations related to the purchase of goods in the ordinary course of the Borrower's business activities)
J.
Liabilities from Sale of Trade Receivables: Liabilities related to the sale of trade receivables, excluding divestitures without recourse. Any release or termination provisions resulting from violations of standard representation warranties are deemed to be without recourse
K.
Liabilities Related to Amounts Incurred from Other Transactions, Including Forward Contracts with the Effect of Borrowing: Liabilities arising from other transactions, including forward contracts that have the effect of borrowing.
L.
Liabilities Related to Derivative Transactions for Hedging Purposes: Liabilities related to derivative transactions entered into for hedging purposes, limited to the market-assessed value of such transactions
2.
"Majority Lender" means (i) Before the drawdown, refers to the Lender(s) holding two-thirds (2/3) or more of the total Loan Commitments. (ii) After the drawdown, refers to the Lender(s) holding two-thirds (2/3) or more of the outstanding Loan.
3.
"Security Agreement" refers to all agreements and documents executed or prepared in connection with the collateral and rights provided or granted to the Lenders under Chapter 5 of this Agreement
4.
"Security Right" refers to the security interest (including personal guarantees) established under the Security Agreement.
5.
"Loan Transaction Agreement" refers to this Agreement, the Security Agreements, and all other contracts and ancillary documents prepared in connection with this Agreement.

Loan Agreement

6.
"Loan" refers to the principal amount of the loan drawn down under this Agreement, up to the limit of the Loan Commitment agreed upon by each Lender, or, depending on the context, the outstanding principal balance of the Loan at any given time.
7.
"Loan Maturity Date" refers to the date when the total Loan must be repaid in full, which is the corresponding date of the month 12 months after the Drawdown Date. However, with the consent of all Lenders, the Loan Maturity Date may be extended twice, for up to three (3) months each time. If the Loan Maturity Date falls on a non-Business Day, the Loan Maturity Date shall be the next Business Day.
8.
"Loan Commitment Amount" refers to the total amount of KRW 10,000,000,000 (Ten Billion Korean Won) that the Lenders have agreed to lend to the Borrower under this Agreement. Depending on the context, it may also refer to the amount each Lender is obligated to lend to the Borrower, as specified in Appendix 1 of this Agreement, within the conditions and limits of this Agreement.
9.
"Loan Principal and Interest" refers to the outstanding balance of the Loan, including accrued interest (including default interest).
10.
"Loan Interest Period" refers to the period starting from the Drawdown Date and ending on the date the Loan is fully repaid.
11.
"Loan Interest Payment Date" refers to the last day of the Loan Interest Period.
12.
"Price Return Swap (Agreement)" means the Price Return Swap Agreement concluded on December 20, 2023, and subsequently succeeded through the Amendment Agreement concluded on December 17, 2024, among Mico Co., Ltd. (hereinafter referred to as "Mico"), Mainstream Holdings LLC, and the Borrower. Under this agreement, the Borrower assumes the position of Mainstream Holdings LLC in the original Price Return Swap Agreement. The agreement governs the settlement of certain fixed profits the Borrower receives from Mico pursuant to the Price Return Swap Agreement, as well as variable profits generated from the Borrower's equity shares in the acquired Target Company.
13.
“Target Company” refers to MICO IVD HOLDINGS, LLC, a company incorporated under the laws of the State of Delaware, United States.
14.
"Target Equity" refers to all equity interests issued by the Target Company to be acquired by the Borrower under the Share Purchase Agreement.
15.
"Share Purchase Agreement" refers to the share purchase agreement entered into on December 17, 2024, between the sellers, Mainstream Holdings LLC, and the Borrower, as the purchaser, whereby the Borrower agrees to acquire 4,800 units of equity interests in the Target Company held by the sellers.
16.
"Event of Default" refers to the occurrence of any of the following events concerning a corporation:
A.
A suspension of transactions as defined in the Korea Financial Settlement Rules.
B.
The corporation is insolvent, initiates liquidation or dissolution proceedings, or is subject to rehabilitation or bankruptcy proceedings under the Debtor Rehabilitation and Bankruptcy Act,

Loan Agreement

or any similar circumstances rendering normal operations impossible.
C.
The corporation faces financial risks due to similar proceedings as stated in B, making it objectively difficult to perform its obligations under this Agreement
17.
"Business Day" refers to a day on which commercial banks in Korea are open for business, excluding Saturdays, Sundays, Labor Day, and public holidays designated under applicable laws.
18.
"Repayment Account" refers to the account defined in Article 4-1 of this Agreement.
19.
"Drawdown Period" refers to the period during which the Borrower may request a drawdown of the Loan Commitment, which shall be within one (1) month from the execution date of this Agreement.
20.
"Conditions Precedent" refers to the conditions set forth in Article 2-4 of this Agreement that must be satisfied prior to the drawdown of the Loan Commitment.
21.
"Drawdown Date" refers to the date on which the Lenders disburse the Loan Commitment to the Borrower in accordance with Article 2-4 and the terms of this Agreement. The term “Drawdown” refers to the act of such disbursement by the Lenders on the Drawdown Date.
22.
"Conditions subsequent" refers to the conditions set forth in Article 2-5 of this Agreement that must be satisfied after the drawdown of the Loan Commitment.
23.
“Participation Ratio” Refers to, for each Lender (i) Before the drawdown, the ratio of the Lender’s Loan Commitment to the total Loan Commitments under this Agreement; or (ii) After the drawdown, the ratio of the Lender’s Loan to the total Loan under this Agreement.
24.
"Secured Obligation" refers to all monetary claims held by the Lenders against the Borrower under the Loan Transaction Agreement, including Loan Principal and Interest.
25.
"Secured Liabilities" refers to the monetary liabilities of the Borrower corresponding to the Secured Obligations under this Agreement.
26.
"Permitted Security" refers to security interests established on the Borrower’s assets that fall into any of the following categories:
A.
Security interests established under the Loan Transaction Agreement.
B.
Statutory liens or security interests arising by operation of law (including liens arising from taxation).
C.
Security provided for taxes subject to appeal.
D.
Security provided pursuant to judgments or decisions that do not constitute an Event of Default, or security deposited with the court for litigation or other legal proceedings.
E.
Various liens arising in the ordinary course of the Borrower’s business activities (provided that such liens must be extinguished within three (3) months of their establishment).
F.
Security provided to administrative authorities in connection with permits, licenses, or other approvals, provided that the Lenders are notified in advance.
G.
Security provided in connection with Permitted Indebtedness.

Loan Agreement

H.
Other security interests approved by the Majority Lenders
27.
"Permitted Indebtedness" refers to the financial obligations of the Borrower that fall into any of the following categories:
A.
Financial obligations under the Loan Transaction Agreement.
B.
Financial obligations under the Price Return Swap Agreement.
C.
Financial obligations arising under applicable laws.
D.
Financial obligations for refinancing purposes to repay all (or part of) the Loan.
E.
Subordinated Debt.
F.
Other financial obligations approved by the Majority Lenders
28.
"Subordinated Debt" refers to the Borrower’s financial obligations that meet all of the following conditions:
A.
The maturity date of such obligations is later than the Loan Maturity Date.
B.
No principal, interest, or other payment related to such obligations shall be made under any circumstances before the Secured Liabilities under this Agreement are fully repaid, including during rehabilitation or bankruptcy proceedings under the Debtor Rehabilitation and Bankruptcy Act.
C.
If security is provided for such obligations, (i) No security shall be established on assets that are already secured for the benefit of the Lenders under this Agreement; and (ii) If security is provided on other assets, a senior security interest must first be granted for the benefit of the Lenders under this Agreement.
D.
Before incurring such financial obligations, the creditor must submit a Subordination Undertaking, in substantially the same form as Exhibit 2, to the Lenders.

Article 1-2 (Interpretation)

1
Unless otherwise provided in this Agreement, the terms and provisions of this Agreement shall be interpreted as follow:
1.
Unless the context requires otherwise, references to singular terms include their plural forms and vice versa.
2.
Unless otherwise required by the context, references to laws, statutes, or regulations in this Agreement include any substitutions, amendments, or revisions thereof made from time to time. Similarly, references to any contract or document include any modifications, amendments, supplements, or renewals thereof made from time to time.
3.
The terms “law,” “statute,” or “regulation” in this Agreement include constitutions, statutes, orders, rules, treaties, conventions, agreements, subordinate or ancillary legislation, and all other provisions with legal effect. The term “tax” includes taxes, levies, fees, and any associated interest or penalties imposed or withheld by the relevant authority or taxing body.

Loan Agreement

4.
Accounting terms used in this Agreement, unless otherwise defined, shall be interpreted in accordance with the Generally Accepted Accounting Principles (GAAP) in Korea.
5.
References to the Lenders, the Borrower, or any other parties mentioned in this Agreement shall include their respective lawful successors, transferees of their rights, and/or assignees of their obligations.
6.
References to “obligation” or “debt” shall be interpreted as “claim” or “liability,” respectively, from the perspective of the other party.
7.
The terms “month,” “months,” or “calendar month” refer to a period beginning on a specific date of a given month and ending on the numerically corresponding date in the following month. If such a date does not exist in the following month or if the period begins on the last day of a month, it shall end on the last day of the following month.
8.
Unless otherwise specified, appendices, exhibits, and forms attached to this Agreement are considered part of this Agreement. References to clauses, appendices, exhibits, and forms in this Agreement are references to those contained herein unless explicitly stated otherwise.
9.
The titles, headings, preambles, and table of contents in this Agreement are for convenience only and do not form part of this Agreement or affect its interpretation.
10.
References to the “corresponding date” refer to the date in the same calendar month corresponding numerically to a specified date, or in cases where no such date exists, the last day of that month.
11.
The term “including” shall be interpreted as “including, without limitation.”
2
Any matters not specified in this Agreement regarding the calculation of amounts such as interest, default interest, fees, or early repayment amounts shall follow the general practices of the Lender.

Chapter 2 Loans

Article 2-1 (Loan Agreement)

The Borrower shall receive loans for the full amount of the Loan Commitments from each Lender under this Agreement, and each Lender shall lend the full amount of its respective Loan Commitment to the Borrower in accordance with this Agreement.

Article 2-2 (Purpose of the Loan)

1
The Borrower shall use the Loan exclusively for the following purposes: payment of the purchase price under the Share Purchase Agreement and related incidental expenses, payment of interest, fees, and other financial costs under the Loan Transaction Agreement, the Borrower’s operating funds, and any other purposes approved by all Lenders.
2
The Borrower shall bear full responsibility for any liabilities arising from the use of the Loan for purposes other than those specified in Paragraph 1, and the Lenders shall not bear any responsibility in this regard.

Loan Agreement

Article 2-3 (Drawdown)

1
The Borrower may request a drawdown of the Loan Commitment within the Drawdown Period, limited to one (1) instance, by submitting a Drawdown Request in the form and content specified in Exhibit 1 to the Lenders by no later than the Business Day immediately preceding the Drawdown Date (or any other date agreed upon by all Lenders).
2
The drawdown request made under Paragraph 1 shall be irrevocable and may not be modified or withdrawn. The Borrower must accept the Loan disbursed by the Lenders.
3
Upon receiving the Drawdown Request under Paragraph 1 and confirming that all Conditions Precedent to Drawdown are satisfied, each Lender shall disburse the Loan on the Drawdown Date by depositing its respective Loan amount into the account designated by the Borrower, as specified in the Drawdown Request.

Article 2-4 (Conditions Precedent to Drawdown)

Each Lender's obligation to disburse its Loan Commitment to the Borrower under this Agreement shall be subject to the satisfaction, waiver, or deferral (by the written consent of the respective Lender) of all the following conditions as of the Drawdown Date.

1.
The Borrower shall have submitted to the Lenders the documents listed in Appendix 2 as the Conditions Precedent Documents by the Drawdown Date.
2.
All Loan Transaction Agreements shall have been duly and validly executed in a manner satisfactory to the Lenders and binding on the relevant parties.
3.
The Share Purchase Agreement shall have been duly executed and remain valid, and all Conditions Precedent to the closing of the Share Purchase Agreement (except for those conditions that by their nature can only be satisfied concurrently with the closing) shall have been satisfied or waived.
4.
The representations and warranties specified in Article 6-1 shall be true and accurate in all material respects.
5.
No Event of Default as specified in Article 7-1 shall have occurred.

Article 2-5 (Conditions Subsequent to Drawdown)

After the Drawdown, the Borrower shall submit the documents specified in Appendix 3 to the Lenders within the timeframe set forth in Appendix 3. Such documents must be in a form and content satisfactory to the Lenders.

1.
The Conditions Precedent specified in Article 2-4 shall continue to remain in full force and effect.
2.
All financial-related contracts must have been duly and validly executed and remain effective, and the security obligations under this Agreement must continue to be fulfilled and maintained.

Loan Agreement

Article 2-6 (Exemption from Lending Obligation)

1
If the Borrower requests a drawdown under Article 2-3 Paragraph 1 but fails to satisfy all Conditions Precedent to Drawdown by the Drawdown Date or if such conditions are not deferred by written consent of the respective Lender, the Lender shall have no obligation to disburse the Loan under this Agreement.
2
If the Borrower fails to draw down the Loan Commitment within the Drawdown Period, the Lenders shall have no obligation to disburse the Loan under this Agreement.

Chapter 3 Payment of Interest and Repayment of Loan

Article 3-1 (Interest and Default Interest)

1
The interest rate on the Loan shall be a fixed rate of 7.5% per year.
2
Interest on the Loan shall be calculated based on the formula:
[Outstanding Loan Amount x Interest Rate Specified in Paragraph 1 x Actual Number of Elapsed Days / 365 (For Loan Interest Periods during a leap year, the denominator shall be 366)]. The first day of the Loan Interest Period is included in the calculation, but the last day is excluded.
3
If the Borrower fails to pay the Loan, interest, or any other amounts payable under the Loan Transaction Agreement on the due date (including dates arising from the Loss of Benefit of Time), the Borrower shall pay default interest on the overdue amount for the period from the due date to the actual payment date. The default interest rate shall be the interest rate specified in Paragraph 1 plus 3% per annum. Default interest shall be calculated based on the actual number of overdue days, assuming a year consists of 365 days (or 366 days in a leap year). The first day of the overdue period is included, but the last day is excluded.

Article 3-2 (Payment of Interest)

The Borrower shall pay the interest (including default interest) calculated in accordance with Article 3-1 to each Lender on a deferred basis by transferring or remitting the amount to the account designated by each Lender on the Loan Interest Payment Date.

Article 3-3 (Repayment of Loans)

Unless otherwise specified in this Agreement, the Borrower shall repay the Loan in a lump sum on the Loan Maturity Date.

Article 3-4 (Voluntary Early Repayment)

As long as no Event of Default under Article 7-1 has occurred, the Borrower may voluntarily prepay all or part of the Loan before the Loan Maturity Date, subject to the following conditions:

Loan Agreement

1.
The Borrower shall notify the Lenders in writing of the prepayment amount and the prepayment date at least five (5) Business Days before the prepayment date (or within any later period agreed upon by all Lenders).
2.
The Borrower shall repay not only the prepaid Loan but also all accrued interest (including default interest) on the entire Loan up to the prepayment date, along with any other amounts payable to the Lenders under this Agreement.

Article 3-5 (Mandatory Early Repayment)

If the settlement amount or the put option settlement amount under the Price Return Swap Agreement is paid before the Loan Maturity Date, the Borrower shall prepay all Secured Liabilities on the next Business Day following the date of such payment.

Article 3-6 (Early Repayment Fee)

If the Borrower makes an early repayment of the Loan under Articles 3-4 or 3-5, the Borrower shall pay each Lender an early repayment fee on the prepayment date, calculated as follows.

Prepaid Loan Amount x 0.01 x {Remaining Days from Prepayment Date to Loan Maturity Date / Total Days from Drawdown Date to Loan Maturity Date}

Article 3-7 (Payment Standards and Allocation of Repayments)

1
Unless otherwise specified in the Loan Transaction Agreement, the Borrower shall not have any right of set-off, counterclaim, or other defenses that could reduce the amounts payable under this Agreement.
2
Unless otherwise specified in this Agreement, any amounts received by the Lenders from the Borrower under the Loan Transaction Agreement shall be applied to the repayment of Secured Liabilities in the order specified below. If the amount received from the Borrower is insufficient to cover all amounts due at any stage, such amounts shall be distributed among the Lenders in proportion to their Participation Ratios (except for Item 1, which is distributed based on the ratio of the relevant debt amounts).
1.
Any amounts payable to the Lenders under the Loan Transaction Agreement not otherwise listed in this Paragraph.
2.
All fees and costs payable to the Lenders under the Loan Transaction Agreement.
3.
Default interest on the Loan that is due and payable.
4.
Interest on the Loan that is due and payable.
5.
Principal of the Loan that is due and payable.

Loan Agreement

Chapter 4 Fund Management

Article 4-1 (Opening and Management of Deposit Account)

1
The Borrower shall open and maintain a deposit account (the "Repayment Account") to deposit: (i) Loan proceeds under this Agreement; (ii) Sale proceeds received from the sale of the Target Equity by the Borrower; (iii) Residual assets distributed to the Borrower upon the liquidation of the Target Company; (iv) Settlement Amounts and/or Put Option Settlement Amounts received by the Borrower under Article 4 of the Price Return Swap Agreement; and (v) Sale proceeds received by the Borrower from enforcing the pledge under the Stock Pledge Agreement with MiCo regarding common shares of KoMiCo Co., Ltd., provided as collateral, and selling such collateral.
2
The Borrower shall ensure that: (i) Loan proceeds under this Agreement; (ii) Sale proceeds received from the sale of the Target Equity; (iii) Residual assets distributed to the Borrower upon the liquidation of the Target Company; (iv) Settlement Amounts and/or Put Option Settlement Amounts received by the Borrower under Article 4 of the Price Return Swap Agreement; and (v) Sale proceeds received by the Borrower from enforcing the pledge under the Stock Pledge Agreement with MiCo regarding common shares of KoMiCo Co., Ltd., provided as collateral, and selling such collateral; are deposited into the Repayment Account.
3
In accordance with Article 5-3, the Borrower shall establish and maintain a first-priority pledge over the deposit claims in the Repayment Account for the benefit of the Lenders.
4
The Borrower may withdraw or transfer funds deposited in the Repayment Account for the purpose of paying the Settlement Amounts due to MiCo under the Price Return Swap Agreement.

Chapter 5 Security

Article 5-1 (Principles of Security Creation)

1
To secure the Secured Liabilities, the Borrower shall establish the following security interests for the benefit of the Lenders:
1.
A pledge over the Target Equity in accordance with Article 5-2.
2.
A pledge over the deposit claims in the Repayment Account in accordance with Article 5-3.
3.
A pledge over the Borrower's Settlement Amounts or Put Option Settlement Amounts under the Price Return Swap Agreement in accordance with Article 5-4
2
The Borrower shall take all necessary actions to perfect the security interests specified in Paragraph (1) and make them enforceable against third parties. The Lenders shall cooperate with the establishment of such security interests.

Article 5-2 (Pledge of Shares)

1
To secure the Secured Liabilities, the Borrower shall establish a first-priority pledge over the Target

Loan Agreement

Equity acquired by the Borrower for the benefit of the Lenders (with a maximum claim amount equal to 120% of the Loan Commitment).
2
The Borrower and the Lenders shall execute a Pledge Agreement over the Target Equity (the “Share Pledge Agreement”) prior to the Drawdown to establish the pledge under Paragraph (1).

Article 5-3 (Pledge of Deposit Claims)

1
To secure the Secured Liabilities, the Borrower shall establish a first-priority pledge over the deposit claims in the Repayment Account held by the Borrower for the benefit of the Lenders (with a maximum claim amount equal to 120% of the Loan Commitment; provided, however, that if the account-opening institution’s procedures do not permit a maximum claim amount of such value, the maximum claim amount shall be set at the highest permissible amount under the institution’s procedures).
2
The Borrower and the Lenders shall execute a Pledge Agreement over the Deposit Claims (the “Deposit Claims Pledge Agreement”) prior to the Drawdown to establish the pledge under Paragraph (1).

Article 5-4 (Pledge of Settlement Amount Claims)

1
To secure the Secured Liabilities, the Borrower shall establish a first-priority pledge over the Borrower’s Settlement Amount or Put Option Settlement Amount claims under the Price Return Swap Agreement for the benefit of the Lenders (with a maximum claim amount equal to 120% of the Loan Commitment).
2
The Borrower and the Lenders shall execute a Pledge Agreement over the Settlement Amount Claims (the “Settlement Amount Claims Pledge Agreement”) prior to the Drawdown to establish the pledge under Paragraph (1).

Chapter 6 Representations, Warranties, and Covenants

Article 6-1 (Representations and Warranties)

In connection with the execution and performance of this Agreement, the Borrower represents and warrants to the Lenders on the Execution Date, the Drawdown Date, and the Loan Interest Payment Date (provided, however, that representations and warranties made as of a specific date shall apply as of that specific date) as follows:

1.
The Borrower is a corporation duly incorporated and validly existing under the laws of the Republic of Korea.
2.
The Borrower has completed all necessary internal authorization procedures required for the execution of the Loan Transaction Agreement and the performance of obligations thereunder, and the Loan Transaction Agreement is binding and enforceable against the Borrower.

Loan Agreement

3.
The execution of the Loan Transaction Agreement, the transactions contemplated therein, and the performance of related obligations do not violate applicable laws, the Borrower’s articles of incorporation, or any contracts, court rulings, administrative actions, or directives that are binding upon the Borrower.
4.
The Borrower is in material compliance with all applicable laws, directives, and guidelines issued by relevant authorities.
5.
The Borrower has not violated any applicable laws or contracts in a manner that would have a material adverse effect on the execution or performance of the Loan Transaction Agreement.
6.
The Borrower has provided all material information necessary for the execution and drawdown under the Loan Transaction Agreement, and to the Borrower’s knowledge, such information is materially accurate.
7.
No dissolution or liquidation proceedings have been initiated against the Borrower, no bankruptcy proceedings have been filed, and to the Borrower’s knowledge, no such proceedings are likely to occur.
8.
There are no lawsuits, arbitrations, disputes, provisional seizures, or enforcement actions that would have a material adverse effect on the disbursement, repayment of the Loan, or the Lenders' exercise of rights under this Agreement, nor does the Borrower anticipate any such disputes.

Article 6-2 (Affirmative Covenants)

The Borrower covenants to the Lenders that from the Execution Date of this Agreement until all Secured Liabilities are fully repaid, the Borrower shall comply with the following:

1.
Notification: If any of the following events occurs or is expected to occur, the Borrower shall notify the Lenders without delay (and in any case within five (5) Business Days:
A.
Investigations, litigations, arbitrations, administrative proceedings, or other legal disputes concerning the Borrower or the Target Company’s operations or assets.
B.
Litigation, legal proceedings, or disputes related to the Loan Transaction Agreement.
C.
Occurrence of any Event of Default under Article 7-1.
D.
Any event that has or is likely to have a material adverse effect on the Borrower’s financial condition.
2.
Maintenance of Security: The Borrower shall take all necessary actions to maintain the security interests established under Chapter 5.
3.
Taxes and Duties: The Borrower shall timely pay all taxes and duties imposed on it and fulfill all tax reporting and payment obligations under applicable laws, including the Corporate Tax Act and Local Tax Act.
4.
Accuracy of Representations and Warranties: The Borrower shall ensure that the representations and warranties under this Agreement remain true and accurate in all material respects.
5.
Recordkeeping: The Borrower shall maintain proper financial statements, accounting records,

Loan Agreement

receipts, and other relevant documents related to its business operations and provide them promptly to the Lenders upon request.
6.
Other Obligations: The Borrower shall take other actions reasonably requested by the Lenders, within the scope permitted by applicable laws, to protect and enforce the Lenders' rights under the Loan Transaction Agreement.

Article 6-3 (Negative Covenants)

The Borrower covenants to the Lenders that from the Execution Date of this Agreement until all Secured Liabilities are fully repaid, the Borrower shall comply with the following:

1.
Restriction on Incurring Debts: The Borrower shall not incur any financial obligations other than Permitted Indebtedness without the prior written consent of the Majority Lenders.
2.
Restriction on Providing Security: The Borrower shall not establish any security interests over its present or future assets, income, or properties other than Permitted Security, without the prior written consent of the Majority Lenders
3.
Restriction on Restructuring: Unless otherwise permitted under this Agreement, the Borrower shall not, without the prior written consent of the Majority Lenders, engage in the following until all Secured Liabilities are fully repaid:
A.
Changes to the corporate form under the Commercial Act (except as required by applicable laws).
B.
Voluntary dissolution, liquidation, spin-off, division, merger, or consolidated merger with another company.
C.
Filing for workout procedures under the Corporate Restructuring Promotion Act or similar agreements, or for rehabilitation or bankruptcy proceedings under the Debtor Rehabilitation and Bankruptcy Act.
D.
Other actions reasonably deemed necessary by all Lenders.

Article 6-4 (Matters Regarding the Lender's Priority Rights)

Each lender, having provided the full amount of their respective loan commitments to the borrower under this agreement and thereby holding claims against the borrower, is hereby confirmed to have priority over the borrower's shareholders (DAYLI Fountainhead Project Fund No. 3) in the distribution of residual assets in the event of the borrower's dissolution or other applicable circumstances:

Loan Agreement

Chapter 7 Default

Article 7-1 (Events of Default)

The following events shall constitute grounds for default by the Borrower under this Agreement:

1.
Failure to Pay Amounts Due: If the Borrower fails to pay any amount due under the Loan Transaction Agreement by the due date. However, if the default arises from a technical defect in the bank-to-bank transfer, such default shall not constitute a breach provided that the payment is made within one (1) business day after the defect is resolved.
2.
Failure to Perform Other Obligations: Except for the obligations specified in subparagraph 1, if the Borrower fails to perform its obligations under this Agreement or breaches any requirements of Articles 6-2 and 6-3, and such non-performance or breach is not cured within thirty (30) days after written notice requesting cure from the Majority Lender.
3.
False Representations and Warranties: If any representations or warranties made under Article 6-1 prove to be materially untrue and are not cured within thirty (30) days after the Majority Lender provides written notice requesting cure.
4.
Impairment of Pledged Rights: If the rights established under the Pledge Agreement lose their validity (including enforceability against third parties), or if the Lender’s ability to exercise such rights is impaired due to cancellation, release, or any other reason.
5.
Borrower's Insolvency: If the Borrower becomes insolvent.
6.
Enforcement of Pledged Collateral: If a notice of seizure, collection order, full order, or arrearage disposition is issued for the pledged collateral under the Pledge Agreement, or if an application for compulsory execution or similar enforcement action is filed, and such issue is not resolved within ninety (90) days. However, if the Borrower provides a reasonable justification and resolution plan, the Majority Lender may, at its reasonable discretion, grant an exception to this subparagraph.
7.
Illegality of Pledge Obligations: If amendments to applicable laws and regulations render it illegal for the Borrower to assume or fulfill its obligations under the Pledge Agreement, and the Borrower fails to comply with or cure such violations within thirty (30) days.

Article 7-2 (Loss of Benefit of Time)

1
In the event of a default under subparagraphs 1 and 5 of Article 7-1, all Secured Debts owed by the Borrower to the Lenders, including loan principal amounts, shall automatically lose the Benefit of Time without the need for further notice.
2
In the event of a default other than those specified in subparagraphs 1 and 5 of Article 7-1, the Lender, with the consent of the Majority Lender, may notify the Borrower of the loss of the Benefit of Time. Upon such notification, all Secured Debts owed by the Borrower to the Lender, including the principal and interest on the Loan Amount, shall immediately lose the Benefit of Time.
3
If the Borrower loses the benefit of time in accordance with paragraph (1) or (2), the Borrower must

Loan Agreement

immediately pay all of the Secured Debt to the Lenders, and the Lender may exercise the Lender's authority or rights under the Security Agreement, such as executing various security rights under the Security Agreement with the consent of the Majority Lender.
4
Even if the Borrower loses the Benefit of Time under paragraph (1) or (2), the Lender may, with the consent of the majority, restore the Benefit of Time by providing written notice to the Borrower, provided that the Borrower takes measures satisfactory to the Lender, such as supplementing or adding collateral.

Chapter 8 Others

Article 8-1 (Expenses)

The Borrower shall bear the following expenses and associated costs (including any applicable taxes) related to the Loan under this Agreement, as calculated by the Borrower:

1.
Stamp Duty: All stamp duty costs associated with the Loan Transaction Agreement and any related documentation prepared pursuant to this Agreement.
2.
Lender's Reasonable Expenses: All reasonable expenses incurred by the Lender in connection with the preparation, negotiation, and execution of the Loan Transaction Agreement, including legal advisory fees, appraisal agency fees, accounting firm fees, and other related costs.
3.
Collateral Costs: All costs incurred in the establishment and termination of collateral pursuant to this Agreement and the Pledge Agreement, as well as all costs incurred by the Lender in enforcing the pledged collateral under the Pledge Agreement.
4.
Recovery Costs: All expenses incurred by the Lender to recover the loan principal and other amounts due under this Agreement, including costs for preserving the Lender's rights, fees incurred by the Lender, reasonable attorneys' fees, and any expenses related to legal proceedings.
5.
Other Related Costs: Any other expenses reasonably incurred in connection with the Loan under this Agreement.

Article 8-2 (Notification)

1
All notices related to the Loan Transaction Agreement, including this Agreement, shall be delivered directly to the addresses of the respective Parties listed below, or sent via certified mail, e-mail, or facsimile. However, if a notice is sent via e-mail or facsimile, the notifying Party must obtain confirmation of receipt from the recipient through the same medium. For the avoidance of doubt, written notices under this Agreement include notices sent via e-mail, and any documents attached to such e-mails shall be considered an integral part of the written notice.

1.
Borrower
A.
Address: 15F Aju B/D, 201 Teheran-ro, Gangnam-gu, Seoul, Republic of Korea

Loan Agreement

B.
TEL:
C.
FAX:
D.
Email:
E.
Person in Charge: Park Wonyong

2.
IBK Capital Co., Ltd.
A.
Address: 414, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea
B.
TEL:
C.
FAX:
D.
Email:
E.
Person in Charge: Hannah Seo

3.
Acuon Capital Co., Ltd.
A.
Address: 3rd–5th Floors, B1, 18, Uisadang-daero, Yeongdeungpo-gu, Seoul, Republic of Korea
B.
TEL:
C.
FAX:
D.
Email:
E.
Person in Charge: Min Yong

2
A notice under paragraph (1) shall be deemed effectively delivered: 1) On the date of issuance, if delivered directly; 2) On the date of receipt, if sent via certified mail or with proof of contents; 3) On the date of transmission, if sent via e-mail or facsimile, provided that the recipient confirms receipt through the same medium.
3
Failure to Notify or Refusal to Accept Service: If either Party provides a false notification address, fails to notify the other Party of a change in the notification address, or refuses to accept service, the notice shall be deemed to have been effectively delivered on the date of re-dispatch to the false address or the previous notification address, provided that such re-dispatch is made in accordance with the methods specified in paragraph (1).

Article 8-3 (Assignment)

1
Restriction on Assignment by Borrower: The Borrower shall not assign, transfer, or otherwise dispose of all or any part of its status, rights, or obligations under this Agreement to any third party, including financial institutions, without the prior written consent of all the Lenders.
2
Assignment by Lenders: Each Lender may, following any withdrawal under this Agreement, assign or transfer to a third party all or part of its status, rights, or obligations under this Agreement

Loan Agreement

(including, but not limited to, secured claims and pledged rights) under the same terms and conditions of this Agreement, by providing written notice to the Borrower, without the consent of the Borrower or any other Lender. The Borrower shall cooperate as much as possible with respect to such assignment or transfer, including assisting the third party in acquiring the related pledged rights.
3
Costs of Transfer: Notwithstanding Article 8-1, the costs related to the assignment or transfer under paragraph (2), including changes to the Pledge Agreement and registration costs, shall be borne by the respective Lender.

Article 8-4 (Confidentiality)

During the term of this Agreement, the Lenders shall not disclose or divulge to any third party any information related to the conclusion or performance of this Agreement without the prior written consent of the other Party. However, the following exceptions shall apply:

1.
Mandatory Disclosure: If disclosure is required by applicable laws or regulations, or by a legitimate order of the supervisory authority of the Parties, provided that prior notice is given to the Borrower, and disclosure is made to such authority.
2.
Legal or Accounting Advice: If disclosure is necessary to obtain legal or accounting advice for the conclusion or performance of this Agreement, provided that the advisory body is bound by a confidentiality obligation, and disclosure is limited to such advisory body.
3.
Assignment or Transfer: If a Lender intends to perform an act such as an assignment under Article 8-3, Paragraph 2, disclosure may be made to the prospective assignee or other relevant parties, provided they are informed of the confidentiality obligation.
4.
Recovery After Loss of Benefit of Time: If, after the Borrower loses the Benefit of Time, disclosure is necessary for the recovery of the loan, disclosure may be made to the person or entity to whom it is required.

Article 8-5 (Retention of Documents)

In the event that the Borrower has only one original document or deed required to be submitted to the Lenders under the Loan Transaction Agreement, the Borrower shall submit the original document or deed to the Lender designated with the consent of all Lenders, and shall provide copies of the document or deed to the remaining Lenders. In such cases, the Lender holding the original shall be deemed to hold the original on behalf of all Lenders.

Article 8-6 (Others)

1
If any provision or part of a provision in this Agreement is found to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect. However, if modifications or changes to this Agreement are necessary, the Parties shall mutually agree to make such modifications.

Loan Agreement

2
Any agreement, arrangement, or contract, whether oral or written, entered into between the Parties prior to the execution of this Agreement, shall cease to have effect if it conflicts with this Agreement and shall be superseded by this Agreement.
3
Any modification or amendment to this Agreement shall be made in writing and signed by all Parties. Any modification or amendment not made in this manner shall be deemed invalid and have no effect.

Article 8-7 (Governing Law and Jurisdiction)

1
This Agreement shall be governed by and construed in accordance with the laws of the Republic of Korea. Matters not specified herein shall be determined in good faith through consultation in accordance with the laws of the Republic of Korea and the customary practices of the domestic financial market regarding secured loans.
2
Any dispute arising in connection with this Agreement shall fall under the exclusive jurisdiction of the Seoul Central District Court (including any successor court) as the court of first instance.

[Margin below for signing, stamping or signature]

Loan Agreement

To confirm the foregoing, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the date stated at the beginning of this Agreement. For convenience, the signatures on this Agreement may be replaced by the seal or stamped mark of the law firm involved, or of a person mutually designated by the Parties.

Borrower

DAYLI TRINITY HOLDINGS, Ltd.

Signature _/s/ Park Wonyong__________

Name : Park Wonyong

Title: Director, Representative

Signature Page

Loan Agreement

Lender

IBK Capital Co., Ltd.

Address: 414, Teheran-ro, Gangnam-gu, Seoul, Republic of Korea

Signature _/s/ Seok Ho Ham___________________________

CEO: Seok Ho Ham
Authorized Representative: Sang Hwa Jeong, General Manager of Corporate Finance Division 1

Signature Page

Loan Agreement

Lender

Acuon Capital Co., Ltd.

Address: 18, Uisadang-daero, Yeongdeungpo-gu, Seoul, Republic of Korea, 3rd–5th Floors, B1

Signature _/s/ Jung Moo Lee_________________________

CEO: Jung Moo Lee

Signature Page

Loan Agreement

Appendix 1
Lenders and Loan Agreements

Lenders	Loan Commitment (Unit: KRW 100 million)
IBK Capital Co., Ltd.	70
Acuon Capital Co., Ltd.	30
Total	100

Attachment

Loan Agreement

Appendix 2
Conditions Precedent Documents

※
Unless otherwise specified, original documents shall be submitted as a general rule
※
For copies, certification of conformity to the original is required
※
Copies may be substituted with the original document, if submitted
※
Documents already in the possession of the Lender may be exempt from submission

1.
Documents for Borrower

(1)
Articles of Incorporation (Copy)
(2)
Certificate of Corporate Registration (Complete Transcript)
(3)
Certificate of Corporate Seal Registration (If a proxy seal is used, a Proxy Seal Declaration must be included)
(4)
Business Registration Certificate (Copy)
(5)
Internal authorization documents (Copy) approving the preparation, execution, and submission of the Loan Transaction Agreement and other related documents prepared by the Borrower.
(6)
If the Loan Transaction Agreement is executed by someone other than the representative director, a Power of Attorney (including the Certificate of Corporate Seal Registration) and a copy of the authorized person’s identification card (if required) must be submitted to prove the delegation of authority

2.
Documents Related to Loan Transaction Agreements

(1)
Share Pledge Agreement
(2)
Deposit Claim Pledge Agreement
(3)
Settlement Amount Claim Pledge Agreement
(4)
Pledge Establishment Undertaking (referring to a form separately agreed upon between the Borrower and the Lenders before disbursement)

3.
Copy of the Concerned Share Purchase Agreement

4.
Copy of the Concerned Price Return Swap Agreement (including the Concerned Amendment Agreement)

Attachment

Loan Agreement

Appendix 3
Conditions Subsequent Documents

※
Unless otherwise specified, original documents shall be submitted as a general rule
※
For copies, certification of conformity to the original is required
※
Copies may be substituted with the original document, if submitted
※
Documents already in the possession of the Lender may be exempt from submission

1.
On the Disbursement Date

(1)
Documents evidencing that the Borrower has completed the acquisition of the Target Shares under the Share Purchase Agreement (e.g., receipt for the payment of the purchase price under the Share Purchase Agreement, certificate of equity contribution, etc.)

2.
Documents Related to the Share Pledge Agreement

Within fifteen (15) business days from the Disbursement Date, or by a later date as agreed by the Majority Lenders:

(1)
Documents evidencing the completion of the pledge on the Target Shares (e.g., UCC Filing documents, etc.)

3.
Documents Related to the Deposit Claim Pledge Agreement

Within three (3) business days from the Disbursement Date, or by a later date as agreed by the Majority Lenders:

(1)
Deposit certificate (passbook) for the principal and interest repayment account
(2)
Copy of the notice of pledge establishment (with a fixed date stamp) to the account-opening institution
(3)
Acknowledgment of pledge establishment (with a fixed date stamp) from the account-opening institution

4.
Documents Related to the Settlement Amount Claim Pledge Agreement

Within three (3) business days from the Disbursement Date, or by a later date as agreed by the Majority Lenders:

(1)
Copy of the notice of pledge establishment (with a fixed date stamp) to MiCo, the counterparty of the Profit and Loss Settlement Agreement

Attachment

Loan Agreement

(2)
Acknowledgment of pledge establishment (with a fixed date stamp) from MiCo, the counterparty of the Profit and Loss Settlement Agreement

Attachment

Loan Agreement

Exhibit 1 Drawdown Request (Form)

__ __, ____

To the Lender Group

[*] (hereinafter referred to as the "Borrower"), pursuant to Article 2-3 of the Loan Agreement dated December 17, 2024, entered into between the Borrower and the Lenders [*],and [*] (collectively, the "Lenders"), hereby notifies its intention to draw down the Loan and requests the disbursement of KRW 10,000,000,000 (Ten Billion Korean Won) on December 20, 2024, to the account specified below

Bank Name	Account Number	Account Holder

The Borrower confirms the following as of the date of this Drawdown Request Form:

(1) All conditions precedent to drawdown, as specified in Article 2-4 of the Loan Agreement, have been satisfied or will be satisfied prior to disbursement;

(2) All representations and warranties of the Borrower under Article 6-1 of the Loan Agreement are true and accurate in all material respects as of the date of this Drawdown Request Form;

(3) The Borrower is not in material breach of any covenants under Articles 6-2 and 6-3 of the Loan Agreement;

(4) No event of default under Article 7-1 of the Loan Agreement has occurred or is continuing as of the date of this Drawdown Request Form.

The Borrower hereby undertakes to immediately notify the Lenders in writing and obtain their approval should there be any changes to the above confirmations prior to the disbursement. All terms used in this Drawdown Request Form shall have the same meanings as those defined in the Loan Agreement unless otherwise specified herein.

Borrower

DAYLI TRINITY HOLDINGS, Ltd.

Signature _____________________________________

Name : Park Wonyong

Title: CEO

Attachment

Loan Agreement

Exhibit 2
Subordination Undertaking (Form)

Subordinated Creditor's Undertaking

Month [ ] Day [ ], 20[ ]

TO: [*], [*] (collectively referred to as the “Senior Creditors”)

CC: [*]

[ ] (hereinafter referred to as “Subordinated Creditor”) issues this Subordination Undertaking (the “Undertaking”) for the benefit of the Senior Creditors and confirms the following:

(1) The Subordinated Creditor intends to provide a loan (the “Subordinated Loan”) of [amount] KRW to [*] (the “Borrower”) on [date].

(2) The Subordinated Creditor agrees that until all obligations, debts, and liabilities of the Borrower to the Senior Creditors under the Loan Agreement dated December [*], 2024, and other Loan Transaction Agreements (as defined in the Loan Agreement) (collectively, the “Senior Obligations”) have been fully repaid, the Subordinated Creditor shall not receive any payments related to the Subordinated Loan, including but not limited to fees, overdue interest, and principal (collectively, the “Subordinated Loan Payments”). The payment date of the Subordinated Loan Payments shall be extended until the Senior Obligations are fully satisfied.

(3) The Subordinated Creditor shall not take any of the following actions until the Senior Obligations have been fully repaid:

1) Demand collateral from the Borrower other than the collateral permitted for the Subordinated Creditor under the Loan Agreement, without the prior written consent of the Senior Creditors.

2) Dispose of or collect the Borrower’s assets to satisfy the Subordinated Loan Payments.

3) Offset or assert other rights against any claims the Borrower owes to the Subordinated Creditor to satisfy the Subordinated Loan Payments.

4) Enforce collateral provided by the Borrower to satisfy the Subordinated Loan Payments

5) Demand early repayment of the Subordinated Loan Payments or declare an acceleration of maturity.

Attachment

Loan Agreement

6) File for bankruptcy, rehabilitation, corporate restructuring, or other similar proceedings against the Borrower, or take any actions that infringe upon the rights or interests of the Senior Creditors.

(4) If, for any reason, the Subordinated Creditor receives all or part of the Subordinated Loan Payments before the Senior Obligations have been fully repaid, the Subordinated Creditor shall immediately pay such amounts to the account designated and notified by the Senior Creditors. The Senior Creditors shall apply such amounts toward repayment of the Senior Obligations in accordance with the terms of the Loan Agreement. The Subordinated Creditor shall not exercise any rights of recourse against the Borrower until the Senior Obligations have been fully repaid.

(5) The Subordinated Creditor shall not make any amendments to the terms of this Undertaking that are adverse to the Senior Creditors without the prior written consent of the Senior Creditors.

(6) If the Subordinated Creditor transfers its claims against the Borrower to a third party, the Subordinated Creditor shall ensure that the terms of this Undertaking are binding upon the transferee.

(7) Unless otherwise defined or interpreted differently in context, terms defined in the Loan Agreement shall have the same meanings in this Undertaking.

Subordinated Creditor

[ ]

Signature (Signature Seal)________________________

Name:

Title:

Attachment